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Exhibit 20.A
Fingerhut Receivables, Inc.                          Fingerhut Master Trust                              Monthly Report
Securityholder's Statement                              Series 1998-1                                          Dec-1998
                                              Class A          Class B           CTO          Class D        Total
(i)   Security Amount                      337,500,000.00  51,136,000.00  61,364,000.00  61,364,000.00    511,364,000.00
(ii)  Security Principal Distributed                 0.00           0.00           0.00                             0.00
(iii) Security Interest Distributed          1,707,187.50     268,037.87     334,773.98                     2,309,999.34

Security Principal Distributed per $1,000       0.0000000      0.0000000      0.0000000
Security Interest Distributed per $1,000        5.0583333      5.2416667      5.4555436
(iv) Principal Collections                  17,646,034.18   2,673,622.53   3,208,388.86   3,208,388.86     26,736,434.44
(v)  Finance Collections                     6,518,997.18     987,719.80   1,185,279.21   1,185,279.21      9,877,275.26
     Recoveries                                745,936.56     113,019.89     135,625.63     135,625.63      1,130,207.72
     Defeasance Funding Acct Earnings                0.00           0.00           0.00           0.00              0.00
          Total Finance Collections          7,264,933.60   1,100,739.69   1,320,904.85   1,320,904.85     11,007,482.98
               Total Collections            24,910,967.78   3,774,362.22   4,529,293.71   4,529,293.71     37,743,917.41
(vi) Aggregate Amount of Principal Receivables                                                          1,446,027,267.42
    Invested Amount (End of Month)         337,500,000.00  51,136,000.00  61,364,000.00  61,364,000.00    511,364,000.00
    Floating Allocation Percentage            23.3398088%     3.5363095%     4.2436268%     4.2436268%       35.3633719%
    Invested Amount (Beginning of Month)   337,500,000.00  51,136,000.00  61,364,000.00  61,364,000.00    511,364,000.00
    Average Daily Invested Amount                                                                         511,364,000.00
(vii) Receivable Delinquencies
       Current                                                                                  82.74%  1,553,980,460.36
       30 Days to 59 Days                                                                        4.13%     77,658,900.06
       60 Days to 89 Days                                                                        2.73%     51,250,516.79
       90 Days and Over                                                                         10.39%    195,218,075.98
              Total Receivables                                                                100.00%  1,878,107,953.19
(viii) Aggregate Investor Default Amount                                                                    7,322,488.77
       As a % of Average Daily Invested Amount (Annualized based on 365 days/year)                                18.67%
(ix)   Security Charge-Offs                          0.00           0.00           0.00           0.00              0.00

(x)    Servicing Fee                           517,808.22      78,455.23      94,147.51      94,147.51        784,558.47

(xi)   Pool Factor                               1.000000       1.000000       1.000000

(xii)  Unreimbursed Redirected Principal Collections             0.000000       0.000000       0.000000             0.00
(xiii) Excess Funding Account Balance                                                                               0.00
(xiv)  CTO Trigger Event Occurrence                                                                              None
       CTO Reserve Amount                                                                                        N/A
(xv)   Number of New Accounts Added to the Trust                                                               119,912
(xvi)  Revolving Receivables Reserve Account Balance                                                         $866,000.00
(xvii) Defeasance Funding Account Balance                                                                           0.00
Average Net Portfolio Yield                                                                                        9.39%
Minimum Base Rate                                                                                                  8.13%
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